Exhibit 99.1
Accretive Health Reports Financial Results for the Second Quarter of 2010
•	27% Projected Contracted Annual Revenue Run Rate Growth Over Second Quarter 2009
•	Non-GAAP Adjusted EBITDA of $12.3 million, a 105% Growth Over Second Quarter 2009

•	$0.07 Non-GAAP Adjusted Net Income per Diluted Share
Chicago, IL, August 12, 2010 – Accretive Health, Inc. (NYSE: AH), a leading provider of comprehensive end-to-end healthcare revenue cycle management services, today announced financial results for the quarter ended June 30, 2010.
Key Financial Results – Second Quarter 2010
•	Net services revenues for the second quarter of 2010 was $151.9 million, an increase of $26.2 million, or 21% over the second quarter of 2009.
•	Operating margin for the second quarter of 2010 was $33.9 million, an increase of $11.2 million, or 49% over the second quarter of 2009.
•	Income from operations for the second quarter of 2010 was $7.4 million, an increase of $4.5 million, or 155% over the second quarter of 2009.
•	Net income attributable to common shareholders for the second quarter of 2010 was $3.9 million, an increase of $1.3 million, or 48% over the second quarter of 2009.
•	Non-GAAP adjusted EBITDA was $12.3 million for the second quarter of 2010, an increase of $6.3 million, or 105% over the second quarter of 2009.
•	Non-GAAP adjusted net income per diluted common share was $0.07 for the quarter ended June 30, 2010.
•	Diluted earnings per common share was $0.04 for the quarter ended June 30, 2010.
•	The Company’s projected contracted annual revenue run rate at June 30, 2010 was $614 million to $626 million compared to $483 million to $493 million at June 30, 2009. The midpoint of the range at June 30, 2010 increased by $132 million, or 27%, from the midpoint of the range at June 30, 2009.
Mary Tolan, Accretive Health’s Co-Founder and Chief Executive Officer said, “We are very pleased with our results for the second quarter, our continuing top-line growth, our margin expansion and our increasing profitability. These results are driven by the increasing level of value we deliver to our customers through both net revenue yield improvements and operating efficiencies.
We are also pleased with the notable increase we are seeing in our existing customers’ interest in adopting our shared services operating model. We are presently in detailed discussions concerning the transition of multiple existing customers’ revenue cycle operations into our shared services. We expect these transitions to begin in the coming quarters. These adoptions could increase the use of our shared services model from 33% of our current revenue mix to 52% of our current revenue mix. We do expect that this will lead to a slight reduction of future net base fee revenues as we share with our customers a portion of the incremental cost savings achieved after the transition is complete. However, these upcoming adoptions would represent a positive development as our profit margins improve as customers begin using our shared services operating model.”
Net Services Revenue – Second Quarter 2010
Total net services revenue for the second quarter of 2010 grew 21% to $151.9 million from $125.7 million in the second quarter of 2009. Base fee revenues were $128.2 million during the second quarter, a 21% increase over the second quarter of 2009. Incentive payments were $20.1 million during the second quarter, a 21% increase over the second quarter of 2009. Other services revenue was $3.6 million during the second quarter.
The base fee component of net services revenue for the quarter ended June 30, 2010 would have been greater except for the lower than anticipated inflation adjustments in both base fees and the associated hospital employee labor costs. Base fees typically increase annually due to an inflation factor that is highly correlated with the actual payroll increases implemented across our customers’ hospitals. The impact to second quarter 2010 revenue of the lower than expected inflation adjustment is estimated at $2.2 million. This trend has virtually no impact on income from operations, net income, and non-GAAP adjusted EBITDA, as base fees and unit labor costs move together.
The company’s projected contracted annual run rate of revenue at June 30, 2010 increased by approximately 27% from the June 30, 2009 projection based on the mid-points of the respective ranges. The majority of the increase in the contracted annual revenue run rate reflects the increase in the number of healthcare providers for whom Accretive is providing revenue cycle management services from 53 at June 30, 2009 to 61 at June 30, 2010.
Non-GAAP Adjusted EBITDA and Adjusted Net Income
Increased incentive fee payments in the second quarter of 2010 combined with increasing operating cost efficiency allowed the company to more than double its adjusted EBITDA to $12.3 million for the quarter ended June 30, 2010 from $6.0 million for the quarter ended June 30, 2009. Non-GAAP adjusted net income in the second quarter of 2010 was $6.1 million, an increase of $2.1 million, or 55% over the prior year quarter.
2010 Outlook
Management estimates that the company’s projected contracted annual run rate of revenue at the end of 2010 will exceed $710 million, an increase of at least 38% from the $510 million to $519 million (midpoint of $514 million) projected contracted annual revenue run rate at the end of 2009. The company’s ability to exceed $710 million in projected contracted annual revenue run rate at December 31, 2010 will depend on the timing and success in closing the current strong pipeline of customer opportunities. Management also expects that full year 2010 non-GAAP adjusted EBITDA will be $43 million to $46 million.
Conference Call
Accretive Health’s management will host a conference call beginning at 7:30 A.M. Central Time on August 12, 2010 to discuss the company’s second quarter 2010 results and business outlook. To participate, callers can dial 1 (888) 679-8038 from within the U.S. or 1 (617) 213-4850 from any other country. Thereafter, callers will be prompted to enter the participant pass-code, 69022837.
For those who cannot participate in the call, a replay will be available on Accretive Health’s website, www.accretivehealth.com, after the end of the call.
About Accretive Health
Accretive Health is a leading provider of healthcare revenue cycle management services. Our business purpose is to help U.S. hospitals, physicians and other healthcare providers manage their revenue cycle operations more efficiently. Our integrated technology and services offering, which we refer to as our solution, helps our customers realize sustainable improvements in their operating margins and improve the satisfaction of their patients, physicians and staff. Our customers typically are multi-hospital systems, including faith-based or community healthcare systems, academic medical centers and independent ambulatory clinics, and their affiliated physician practice groups. Our solution spans our customers’ entire revenue cycle, unlike competing services that we believe address only a portion of the revenue cycle or focus solely on cost reductions. Through the implementation of our distinctive operating model that includes people, processes and technology our customers have historically achieved significant improvements in cash collections measured against the contractual amount due for healthcare services, which we refer to as net revenue yield.
Safe Harbor
This press release contains forward-looking statements, including statements regarding expectations for future financial and business performance and market growth, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in our Prospectus filed pursuant to Rule 424(b)(4) and contained in the related Registration Statement on Form S-1 declared effective by the SEC on May 20, 2010 (File No. 333-162186), under the heading “Risk Factors”. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying any of our forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, or financial condition may vary materially and adversely from those anticipated, estimated, or expected.
All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. We wish to caution readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no, and we specifically disclaim any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q , and Current Reports on Form 8-K that we file with or furnish to the U.S. Securities and Exchange Commission.

Accretive Health, Inc.
Consolidated Income Statements (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	( In thousands, except share and per share amounts)
Net services revenue (1)	$151,905	$125,682	$277,841	$238,149
Costs of services	118,014	102,964	220,302	195,667

Operating margin	33,891	22,718	57,539	42,482
Other operating expenses:
Infused management and technology	16,148	13,307	31,057	24,482
Selling, general, and administrative	10,309	6,492	17,877	15,308

Total operating expenses	26,457	19,799	48,934	39,790
Income from operations	7,434	2,919	8,605	2,692
Interest income	2	39	10	83

Net income before provision for income taxes	7,436	2,958	8,615	2,775
Provision for (benefit from) income taxes	3,517	(2,893)	4,383	(2,439)

Net income	$3,919	5,851	$4,232	5,214

Net income applicable to common shareholders	$3,919	$2,647	$4,232	$2,356

Net income per common share (2)
Basic	$0.06	$0.07	$0.09	$0.06
Diluted	0.04	0.06	0.05	0.05

Weighted average shares used in calculating net income per common share
Basic	61,660,729	36,685,057	49,642,701	36,604,223
Diluted	92,734,255	44,141,368	90,734,198	45,051,172

(1) The components of net services revenue were:

Net base fees for managed services contracts	$128,188	$105,841	$239,557	$205,017
Incentive payments for managed services contracts	20,075	16,602	32,408	27,018
Other services	3,642	3,239	5,876	6,114

Total	$151,905	$125,682	$277,841	$238,149

(2)	Net income per common share and weighted-average shares used in calculating net income per common share have been restated for all historical periods to reflect the Company’s 3.92-for-1 stock split, which occurred in connection with the Company’s initial public offering.

Accretive Health, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$119,874	$43,659
Accounts receivable, net of allowance for doubtful accounts of $82 at June 30, 2010 and December 31, 2009, respectively	46,570	27,519
Prepaid assets	2,338	4,283
Due from related party	782	1,273
Other current assets	933	1,337

Total current assets	170,497	78,071
Deferred income tax	8,082	7,739
Furniture and equipment, net	15,358	12,901
Goodwill	1,468	1,468
Other, net	1,098	3,293

Total assets	$196,503	$103,472

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,769	$11,967
Accrued service costs	34,000	27,742
Accrued compensation and benefits	8,239	12,114
Deferred income tax	4,154	4,188
Accrued income taxes	1,372	41
Other accrued expenses	4,867	3,531
Deferred revenue	16,662	22,610

Current liabilities	85,063	82,193
Non-current liabilities
Other non-current liabilities	852	—

Non-current liabilities	852	—

Total liabilities	85,915	82,193

Commitments and contingencies	—	—
Stockholders’ equity:
Convertible preferred stock, Series A, $0.01 par value, no shares authorized, issued and outstanding at June 30, 2010; 32,317 authorized, issued and outstanding at December 31, 2009	—	—
Convertible preferred stock, Series D, $0.01 par value, no shares authorized, issued and outstanding at June 30, 2010; 1,267,224 shares authorized, issued and outstanding at December 31, 2009	—	13
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued or outstanding at June 30, 2010; no shares authorized, issued and outstanding at December 31, 2009	—	—
Series B common stock, $0.01 par value, no shares authorized, issued and outstanding at June 30, 2010; 68,600,000 shares authorized, 32,156,932 issued and outstanding at December 31, 2009	—	82
Series C common stock, $0.01 par value, no shares authorized, issued and outstanding at June 30, 2010; 31,360,000 shares authorized, 5,257,727 issued and outstanding at December 31, 2009	—	13
Common stock, $0.01 par value, 500,000,000 shares authorized, 91,062,067 shares issued and outstanding at June 30, 2010; no shares authorized, issued and outstanding at December 31, 2009	911	—
Additional paid-in capital	136,067	51,777
Non-executive employee loans for stock option exercises	(65)	(120)
Accumulated deficit	(26,220)	(30,452)
Cumulative translation adjustment	(105)	(34)

Total stockholders’ equity	110,588	21,279

Total liabilities and stockholders’ equity	$196,503	$103,472

Accretive Health, Inc.
Consolidated Statements of Cash Flow (Unaudited)

	Six Months Ended
	June 30,
	2010	2009
	(In thousands)
Operating activities:
Net income	$4,232	$5,214
Adjustments to reconcile net income to net cash used in operations:
Depreciation and amortization	2,562	1,882
Employee stock based compensation	5,542	2,977
Expense associated with the issuance of stock warrants	—	4,107
Deferred income taxes	(2,277)	(2,648)
Changes in operating assets and liabilities:
Accounts receivable	(19,051)	(20,669)
Prepaid and other current assets	2,831	(6,625)
Accounts payable	3,795	6,587
Accrued service costs	6,258	7,747
Accrued compensation and benefits	(3,881)	(4,053)
Other accrued expenses	1,413	(1,096)
Accrued income taxes	1,333	(984)
Deferred rent expense	852	—
Deferred revenue	(5,948)	(3,510)

Net cash used in operating activities	(2,339)	(11,071)

Investing activities:
Purchases of furniture and equipment	(2,357)	(1,037)
Acquisition of software	(2,646)	(1,790)
Collection (issuance) of note receivable	(757)	444

Net cash used in investing activities	(5,760)	(2,383)

Financing activities:
Proceeds from the initial public offering, net of issuance costs	83,756	—
Liquidation preference payment	(866)	—
Proceeds from issuance of common stock from employee stock option exercise	166	151
Collection (issuance) of non-executive employee notes receivable	55	33
Excess tax benefits from equity-based awards	1,284	—
Deferred offering costs	—	(582)

Net cash (used in) provided by financing activities	84,395	(398)

Effect of exchange rate changes in cash	(81)	(15)

Net increase (decrease) in cash and cash equivalents	76,215	(13,867)
Cash and cash equivalents at beginning of the period	43,659	51,656

Cash and cash equivalents at end of the period	$119,874	$37,789

Explanation of Operational Metrics
We define our projected contracted annual revenue run rate as the expected total net services revenue for the subsequent twelve (12) months for all healthcare providers for which we are providing revenue cycle management services that are under contract as of the end of the reporting period.
Explanation and Use of Non-GAAP Financial Measures
To provide investors with greater insight and a better understanding of how our management and board of directors analyze our financial performance and make operational decisions, we supplement our consolidated financial statements that are presented on a GAAP basis in this press release with the following non-GAAP financial measures: adjusted EBITDA, adjusted net income, and adjusted net income per diluted common share.
These non-GAAP financial measures should not be considered in isolation; they are in addition to, and are not a substitution, for financial performance measures under GAAP. These non-GAAP financial measures may be different from non-GAAP measures used by other companies. Further, we may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations since they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
We define non-GAAP adjusted EBITDA as net income (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization expense and share based compensation expense. We define non-GAAP adjusted net income as net income (loss) before share based compensation expense, net of the estimated tax impact of such expense. We define non-GAAP adjusted net income per diluted common share as non-GAAP adjusted net income applicable to common shareholders divided by the weighted average fully diluted common shares outstanding during the period as computed in accordance with GAAP.
We use non-GAAP adjusted EBITDA:
•	as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance;

•	for planning purposes, including the preparation of our annual operating budget;

•	to allocate resources to enhance the financial performance of our business;

•	to evaluate the effectiveness of our business strategies; and

•	in communications with our board of directors and investors concerning our financial performance.
We believe that non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted net income per diluted common share are useful to investors in evaluating our operating performance for the following reasons:
•	these and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired;

•	securities analysts often use these and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and

•	by comparing our non-GAAP adjusted EBITDA in different historical periods, our investors can evaluate our operating results without the additional variations of interest income (expense), income tax expense (benefit), depreciation and amortization expense and share-based compensation expense.
We understand that, although measures similar to non-GAAP adjusted EBITDA and non-GAAP adjusted net income are frequently used by investors and securities analysts in their evaluation of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Some of the limitations of these specific non-GAAP financial measures are:
•	non-GAAP adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or other contractual commitments;

•	non-GAAP adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	non-GAAP adjusted EBITDA and non-GAAP adjusted net income do not reflect share-based compensation expense;

•	non-GAAP adjusted EBITDA does not reflect cash requirements for income taxes;

•	non-GAAP adjusted EBITDA does not reflect net interest income (expense);

•	although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and non-GAAP adjusted EBITDA does not reflect any cash requirements for these replacements
Non-GAAP Adjusted EBITDA
The following table presents a reconciliation of non-GAAP adjusted EBITDA to net income, the most comparable GAAP measure (unaudited; in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income	$3,919	$5,851	$4,232	$5,214
Net interest income (a)	(2)	(39)	(10)	(83)
Provision (benefit) for income taxes	3,517	(2,893)	4,383	(2,439)
Depreciation and amortization expense	1,309	962	2,562	1,882

EBITDA	8,743	3,881	11,167	4,574
Stock compensation expense (b)	3,590	1,519	5,542	2,977
Stock warrant expense (b)	—	613	—	4,107

Non-GAAP Adjusted EBITDA	$12,333	$6,013	$16,709	$11,658

(a)	Net interest income represents earnings from our cash and cash equivalents. No debt or other interest-bearing obligations were outstanding during any of the periods presented.

(b)	Stock compensation expense and stock warrant expense collectively represent the share-based compensation expense reflected in our financial statements. Of the amounts presented above, $0.6 million and $1.3 million were classified as a reduction in gross revenue for the three and six months ended June 30, 2009, respectively. No such reduction was recorded for the three or six months ended June 30, 2010 as all available warrants had been previously earned and, therefore, there was no stock warrant expense.
Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Net Income per Diluted Common Share
The following table presents a reconciliation of non-GAAP adjusted net income to net income, the most comparable GAAP measure, details how we calculate non-GAAP adjusted net income per diluted common share, and reconciles non-GAAP adjusted net income per diluted common share to fully diluted earnings per common share, the most comparable GAAP measure (unaudited; in thousands, except share and per share amounts):
Non-GAAP Adjusted Net Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
GAAP net income per common share	$3,919	$2,647	$4,232	$2,356
Add: Share based expense (a)	3,590	2,132	5,542	7,084
Less: Tax impact of share based expense (b)	1,436	853	2,217	2,834

Non-GAAP adjusted net income	$6,073	$3,926	$7,557	$6,606

Weighted average common shares, diluted	92,734,255	44,141,368	90,734,198	45,051,172

Non-GAAP adjusted net income per diluted pro forma common share	$0.07	$0.09	$0.08	$0.15

Non-GAAP Adjusted Net Income per Diluted Share

GAAP fully diluted earnings per common share	$0.04	$0.06	$0.05	$0.05
Add: Share based expense (a)	$0.04	$0.05	$0.06	$0.16
Less: Tax impact of share based expense (b)	$0.01	$0.02	$0.03	$0.06

Non GAAP adjusted net income per pro forma diluted common share	0.07	0.09	0.08	0.15

(a)	Share based compensation is the sum of stock compensation and stock warrant expense in the above reconciliation of non-GAAP adjusted EBITDA.

(b)	Tax impact calculated using an effective tax rate of 40% which excludes the impact of state taxes on gross receipts.
Accretive Health, Inc.
Gary Rubin, Senior Director of Finance, 312-324-7820
investorrelations@accretivehealth.com